UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 29, 2016

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On February 29, 2016, Heat Biologics, Inc. (the “Company”) and certain of its subsidiaries entered into a Second Amendment (the “Second Amendment”) with Pacific Western Bank (as successor in interest by merger to Square 1 Bank) (the “Bank”) to that certain Loan and Security Agreement between the Company and Square 1 Bank, dated as of August 22, 2014, as amended on June 22, 2015 (the “Agreement”). The Second Amendment amended the financial covenants section of the Agreement in order to memorialize certain previously agreed upon milestones, such that the Company is required to achieve the following milestone covenants: (i) on or before September 30, 2016, the Company shall have enrolled at least 18 patients in the Company’s DURGA (HS-110) clinical trial; (ii) on or before December 31, 2016, the Company shall have received favorable data readout from the Phase 2 randomized trial arms evaluating the Company’s HS-410 product; and (iii) after December 31, 2016, the Bank and the Company shall set additional milestone covenants based upon a Board-approved plan of the Company sufficient to fund the operations necessary to achieve such milestones.  In addition, the Second Amendment amended the Agreement to provide that the delivery date of the annual budget for the 2016 fiscal year is extended to April 1, 2016.  This foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to the Second Amendment to Loan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Report:

Exhibit Number	Description

10.1	Second Amendment to Loan and Security Agreement with Pacific Western Bank dated February 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2016	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Loan and Security Agreement with Pacific Western Bank dated February 29, 2016